UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 13, 2019 (August 9, 2019)

OCEANFIRST FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-11713	22-3412577
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

110 WEST FRONT STREET, RED BANK, NJ 07701

(Address of principal executive offices, including zip code)

(732) 240-4500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	OCFC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreements

Transaction with Country Bank Holding Company, Inc.

On August 9, 2019, OceanFirst Financial Corp. (“OceanFirst”), the parent company of OceanFirst Bank, National Association (“OceanFirst Bank”), entered into an Agreement and Plan of Merger (the “Country Merger Agreement”) with Country Bank Holding Company, Inc. (“CYHC”), a New York corporation and the parent company of Country Bank, a New York-chartered non-member bank (“Country Bank”), and Midtown Merger Sub Corp. (“Midtown Merger Sub”), a New York corporation and a wholly-owned subsidiary of OceanFirst. Pursuant to the terms and subject to the conditions set forth in the Country Merger Agreement, Midtown Merger Sub will merge (the “Country First-Step Merger”) with and into CYHC, with CYHC as the surviving entity, and immediately following the effective time of the Country First-Step Merger, CYHC will merge with and into OceanFirst, with OceanFirst as the surviving entity (together with the Country First-Step Merger, the “Country Integrated Mergers”). Immediately following the consummation of the Country Integrated Mergers, Country Bank will merge with and into OceanFirst Bank with OceanFirst Bank as the surviving bank (together with the Country Integrated Mergers, the “Country Transaction”).

The Country Merger Agreement has been unanimously approved by the boards of directors of each of OceanFirst and CYHC. Subject to receiving the requisite approval of the Country Merger Agreement by CYHC’s shareholders, the receipt of the Requisite Regulatory Approvals (as defined in the Country Merger Agreement) (the “Country Requisite Regulatory Approvals”) and the fulfillment of other customary closing conditions, the parties anticipate that the Country Transaction will close in the first quarter of 2020. The closing of the Country Transaction is not conditioned on the closing of the Two River Transaction (as defined below).

At the effective time of the Country First-Step Merger, each share of CYHC common stock, par value $0.10 per share (“CYHC Common Stock”), that is issued and outstanding immediately prior to the effective time of the Country First-Step Merger, other than Exception Shares (as defined in the Country Merger Agreement) and Dissenting Shares (as defined in the Country Merger Agreement), will be converted into the right to receive 2,000 shares of common stock of OceanFirst, par value $0.01 per share (“OceanFirst Common Stock”). No fractional shares of OceanFirst Common Stock will be issued in connection with the Country Transaction. Instead, each holder of shares of CYHC Common Stock who would otherwise be entitled to receive a fractional share of OceanFirst Common Stock will be entitled to receive an amount in cash equal to such fractional share multiplied by the volume-weighted average trading price of OceanFirst Common Stock on the NASDAQ Global Select Market (the “Nasdaq”) (as reported by Bloomberg L.P.) for the five full trading days ending on the last trading day preceding the closing date of the Country Transaction.

The Country Merger Agreement contains customary representations and warranties from each of OceanFirst and CYHC, each with respect to its and its subsidiaries’ businesses. In addition, the Country Merger Agreement includes customary covenants, including, among others, (i) covenants by each party relating to the conduct of its business during the interim period between the execution of the Country Merger Agreement and the effective time of the Country First-Step Merger, (ii) covenants by CYHC relating to CYHC’s obligation to call a meeting of its shareholders to approve the Country Merger Agreement, (iii) a covenant by CYHC, subject to certain exceptions, to recommend that its shareholders approve the Country Merger Agreement and (iv) covenants by CYHC not to, subject to certain exceptions, (a) initiate, solicit, knowingly encourage or knowingly facilitate (including by providing non-public information) any inquiries or proposals with respect to any acquisition proposals or (b) engage in discussions with third parties relating to any acquisition proposal.

The Country Merger Agreement provides certain termination rights for each of OceanFirst and CYHC, including, among others, if the closing of the Country Integrated Mergers has not been completed by May 31, 2020. If the Country Merger Agreement is terminated under certain circumstances, CYHC may be obligated to pay OceanFirst a termination fee of approximately $4.0 million.

As described above, the consummation of the Country Integrated Mergers is subject to the satisfaction or waiver (where legally permissible) of a number of customary closing conditions, including, among others, (i) receipt of the requisite approval of the Country Merger Agreement by the CYHC shareholders, (ii) receipt of all Country Requisite Regulatory Approvals, (iii) the absence of any law or order prohibiting the closing of the Country Transaction (the “Country Closing”), (iv) the effectiveness of the registration statement to be filed by OceanFirst with the Securities and Exchange Commission (the “SEC”) with respect to the shares of OceanFirst Common Stock to be issued in the Country First-Step Merger and (v) authorization for listing on the Nasdaq of the shares of OceanFirst Common Stock to be issued in the Country First-Step Merger. In addition, each party’s obligation to consummate the Country Integrated Mergers is subject to the satisfaction or waiver of certain other customary conditions, including (a) the accuracy of the representations and warranties of the other party subject to certain materiality standards, (b) performance in all material respects by the other party of its obligations under the Country Merger Agreement and (c) the receipt by such party of an opinion from its counsel to the effect that the Country Integrated Mergers will together be treated as an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. In addition, OceanFirst’s obligation to consummate the Country Integrated Mergers is subject to (x) no Country Requisite Regulatory Approval including or containing, and no governmental entity imposing or indicating that it will impose, any Materially Burdensome Regulatory Condition (as defined in the Country Merger Agreement) and (y) Dissenting Shares constituting no more than ten percent of the outstanding shares of Country Common Stock.

Pursuant to the terms set forth in the Country Merger Agreement, Joseph M. Murphy, Jr., President and Chief Executive Officer of Country Bank, will be appointed to the Boards of Directors of OceanFirst and OceanFirst Bank at the effective time of the Country First-Step Merger. In addition, subject to its internal procedures and corporate governance guidelines with respect to director recommendations, OceanFirst has agreed in the Country Merger Agreement that OceanFirst’s Leadership Committee will recommend that the OceanFirst Board of Directors nominate Mr. Murphy to the Board of Directors of OceanFirst at its annual meeting of stockholders in 2020, and that if the OceanFirst Leadership Committee makes such recommendation that the OceanFirst Board of Directors will, subject to applicable fiduciary duties, nominate Mr. Murphy for election by the stockholders of OceanFirst at such annual meeting. If Mr. Murphy is elected to the Board of Directors of OceanFirst by the OceanFirst stockholders at such annual meeting, the Country Merger Agreement provides that OceanFirst will cause Mr. Murphy to be elected to the board of directors of OceanFirst Bank at its 2020 meeting of stockholders (or action by consent in lieu thereof).

The Country Merger Agreement includes customary representations, warranties and covenants of CYHC and OceanFirst made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Country Merger Agreement and are not intended to provide factual, business or financial information about CYHC or OceanFirst. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or different from what a stockholder might view as material, may have been used for purposes of allocating risk between CYHC and OceanFirst rather than establishing matters as facts, may have been qualified by certain disclosures not reflected in the Country Merger Agreement that were made to the other party in connection with the negotiation of the Country Merger Agreement and generally were solely for the benefit of the parties to the Country Merger Agreement. Therefore, the disclosure included in this Current Report on Form 8-K regarding the Country Merger Agreement and the Country Transaction should be read together with the other information concerning OceanFirst and CYHC that is publicly filed in reports and statements with the SEC.

The foregoing description of the Country Merger Agreement is included to provide information regarding its terms and does not purport to be complete and is qualified in its entirety by reference to the Country Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Transaction with Two River Bancorp

On August 9, 2019, OceanFirst entered into an Agreement and Plan of Merger (the “Two River Merger Agreement”) with Two River Bancorp (“Two River”), a New Jersey corporation and the parent company of Two River Community Bank, a New Jersey-chartered non-member bank (“Two River Bank”), and Hammerhead Merger Sub Corp. (“Hammerhead Merger Sub”), a New Jersey corporation and a wholly-owned subsidiary of OceanFirst. Pursuant to the terms and subject to the conditions set forth in the Two River Merger Agreement, Hammerhead Merger Sub will merge (the “Two River First-Step Merger”) with and into Two River, with Two River as the surviving entity, and immediately following the effective time of the Two River First-Step Merger, Two River will merge with and into OceanFirst, with OceanFirst as the surviving entity (together with the Two River First-Step Merger, the “Two River Integrated Mergers”). Immediately following the consummation of the Two River Integrated Mergers, Two River Bank will merge with and into OceanFirst Bank, with OceanFirst Bank as the surviving bank (together with the Two River Integrated Mergers, the “Two River Transaction”).

The Two River Merger Agreement has been unanimously approved by the boards of directors of each of OceanFirst and Two River. Subject to receiving the requisite approval of the Two River Merger Agreement by Two River’s shareholders, the receipt of the Requisite Regulatory Approvals (as defined in the Two River Merger Agreement) (the “Two River Requisite Regulatory Approvals”) and the fulfillment of other customary closing conditions, the parties anticipate that the Two River Transaction will close in the first quarter of 2020. The closing of the Two River Transaction is not conditioned on the closing of the Country Transaction.

At the effective time of the Two River First-Step Merger, each share of Two River common stock, no par value (“Two River Common Stock”), that is issued and outstanding immediately prior to the effective time of the Two River First-Step Merger (including restricted shares of Two River Common Stock that are outstanding as of immediately prior to the effective time of the Two River First-Step Merger, which will become fully vested at the effective time of the Two River First-Step Merger), other than Exception Shares (as defined in the Two River Merger Agreement), will be converted into the right to receive a combination of 0.6663 (the “Exchange Ratio”) shares of OceanFirst Common Stock and cash in the amount of $5.375 (the “Cash Consideration”). No fractional shares of OceanFirst Common Stock will be issued in connection with the Two River Transaction. Instead, each holder of shares of Two River Common Stock who would otherwise be entitled to receive a fractional share of OceanFirst Common Stock will be entitled to receive an amount in cash equal to such fractional share multiplied by the volume-weighted average trading price of OceanFirst Common Stock on the Nasdaq (as reported by Bloomberg L.P.) for the five full trading days ending on the last trading day preceding the closing date of the Two River Transaction.

In addition, at the effective time of the Two River First-Step Merger, each outstanding and unexercised option to purchase shares of Two River Common Stock, whether vested or unvested, will be canceled and extinguished and exchanged into the right to receive an amount in cash (without interest) equal to the in-the-money value of such Two River stock option, determined as the excess, if any, of (a) the sum of (i) the product of the Exchange Ratio and the volume-weighted average trading price of OceanFirst Common Stock on the Nasdaq for the five full trading days ending on the last trading day preceding the closing of the Two River Transaction and (ii) the Cash Consideration over (b) the per-share exercise price of such Two River stock option.

The Two River Merger Agreement contains customary representations and warranties from each of OceanFirst and Two River, each with respect to its and its subsidiaries’ businesses. In addition, the Two River Merger Agreement includes customary covenants, including, among others, (i) covenants by each party relating to the conduct of its business during the interim period between the execution of the Two River Merger Agreement and the effective time of the Two River First-Step Merger, (ii) covenants by Two River relating to Two River’s obligation to call a meeting of its shareholders to approve the Two River Merger Agreement, (iii) a covenant by Two River, subject to certain exceptions, to recommend that its shareholders approve the Two River Merger Agreement and (iv) covenants by Two River not to, subject to certain exceptions, (a) initiate, solicit, knowingly encourage or knowingly facilitate (including by providing non-public information) any inquiries or proposals with respect to any acquisition proposals or (b) engage in discussions with third parties relating to any acquisition proposal.

The Two River Merger Agreement provides certain termination rights for each of OceanFirst and Two River, including, among others, if the closing of the Two River Integrated Mergers has not been completed by May 31, 2020. If the Two River Merger Agreement is terminated under certain circumstances, Two River may be obligated to pay OceanFirst a termination fee of approximately $7.3 million.

As described above, the consummation of the Two River Integrated Mergers is subject to the satisfaction or waiver (where legally permissible) of a number of customary closing conditions, including, among others, (i) receipt of the requisite approval of the Two River Merger Agreement by Two River’s shareholders, (ii) receipt of all Two River Requisite Regulatory Approvals, (iii) the absence of any law or order prohibiting the closing of the Two River Transaction, (iv) the effectiveness of the registration statement to be filed by OceanFirst with the SEC with respect to the shares of OceanFirst Common Stock to be issued in the Two River First-Step Merger and (v) authorization for listing on the Nasdaq of the shares of OceanFirst Common Stock to be issued in the Two River First-Step Merger. In addition, each party’s obligation to consummate the Two River Integrated Mergers is subject to the satisfaction or waiver of certain other customary conditions, including (a) the accuracy of the representations and warranties of the other party subject to certain materiality standards, (b) performance in all material respects by the other party of its obligations under the Two River Merger Agreement, except that, in the case of OceanFirst’s obligation to complete the Two River Integrated Mergers, certain obligations of Two River with respect to its Shareholder Rights Plan (as defined in the Two River Merger Agreement) must have been complied with in all respects and (c) receipt by such party of an opinion from its counsel to the effect that the Two River Integrated Mergers will together be treated as an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. In addition, OceanFirst’s obligation to consummate the Two River Integrated Mergers is subject to no Two River Requisite Regulatory Approval including or containing, and no governmental entity imposing or indicating that it will impose, any Materially Burdensome Regulatory Condition (as defined in the Two River Merger Agreement).

Pursuant to the terms of the Two River Merger Agreement, at the effective time of the Two River First-Step Merger, OceanFirst will appoint a current member (to be selected by OceanFirst’s Leadership Committee in consultation with the OceanFirst Board of Directors) of the Two River Board of Directors to the Boards of Directors of OceanFirst and OceanFirst Bank.

The Two River Merger Agreement includes customary representations, warranties and covenants of Two River and OceanFirst made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Two River Merger Agreement and are not intended to provide factual, business or financial information about Two River or OceanFirst. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders or different from what a shareholder might view as material, may have been used for purposes of allocating risk between Two River and OceanFirst rather than establishing matters as facts, may have been qualified by certain disclosures not reflected in the Two River Merger Agreement that were made to the other party in connection with the negotiation of the Two River Merger Agreement and generally were solely for the benefit of the parties to the Two River Merger Agreement. Therefore, the disclosure included in this Current Report on Form 8-K regarding the Two River Merger Agreement and the Two River Transaction should be read together with the other information concerning OceanFirst and Two River that is publicly filed in reports and statements with the SEC.

The foregoing description of the Two River Merger Agreement is included to provide information regarding its terms and does not purport to be complete and is qualified in its entirety by reference to the Two River Merger Agreement, which is filed as Exhibit 2.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 8.01	Other Events.

Country Support Agreement

Concurrently with the execution of the Country Merger Agreement, certain shareholders of CYHC entered into a voting and support agreement (the “Country Support Agreement”) with OceanFirst, pursuant to which, on the terms and subject to the conditions set forth in the Country Support Agreement, each such shareholder (i) agreed to vote the shares of Country Common Stock owned beneficially or of record by such shareholder in favor of the approval of the Country Merger Agreement and related matters and (ii) waived any applicable dissenters’

rights. In addition, each such shareholder agreed to vote against any proposal made in competition with the Country Transaction and to abide by certain restrictions with respect to the transfer of such shareholder’s shares of Country Common Stock prior to the Country Closing. In addition, under the Country Support Agreement, each such shareholder of CYHC granted to OceanFirst and up to two of its designees an irrevocable proxy providing OceanFirst and such designees the authority to vote such shares of Country Common Stock on the matters contemplated by, and in the manner contemplated by, the Country Support Agreement.

The Country Support Agreement also provides for a six-month post-closing lock-up with respect to shares of OceanFirst Common Stock issued to such shareholders of CYHC as consideration in the Country Transaction, with an exception, beginning immediately following the one month anniversary of the Country Closing, that allows such shareholders to sell, in the aggregate, up to 25% of the OceanFirst Common Stock issued to such shareholders as consideration in the Country Transaction.

The shares of Country Common Stock subject to the Country Support Agreement represent approximately 41% of the issued and outstanding shares of Country Common Stock. The foregoing description of the Country Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Country Support Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Two River Support Agreements

Concurrently with the execution of the Two River Merger Agreement, each of the directors and executive officers (in their capacity as shareholders) of Two River entered into separate voting and support agreements (collectively, the “Two River Support Agreements”) with OceanFirst, pursuant to which, on the terms and subject to the conditions set forth in the applicable Two River Support Agreement, each such shareholder agreed to vote the shares of Two River common stock owned beneficially or of record by such shareholder in favor of the approval of the Two River Merger Agreement and related matters. In addition, each such shareholder agreed to vote against any proposal made in competition with the Two River Transaction and to abide by certain restrictions with respect to the transfer of such shareholder’s shares of Two River Common Stock. The shares of Two River Common Stock subject to the Two River Support Agreements represent, in the aggregate, approximately 11.9% of the issued and outstanding shares of Two River Common Stock. The foregoing description of the Two River Support Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Two River Support Agreements, a form of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 9, 2019, by and among OceanFirst Financial Corp., Midtown Merger Sub Corp. and Country Bank Holding Company, Inc.*

2.2	Agreement and Plan of Merger, dated as of August 9, 2019, by and among OceanFirst Financial Corp., Hammerhead Merger Sub Corp. and Two River Bancorp*

10.1	Country Support Agreement

10.2	Form of Two River Support Agreement

*	The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. OceanFirst agrees to furnish a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

Cautionary Notes on Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These forward-looking statements may include: management plans relating to either the Two River Transaction or the Country

Transaction; the expected timing of the completion of either the Two River Transaction or Country Transaction or both such transactions; the ability to complete either the Two River Transaction or Country Transaction or both such transactions; the ability to obtain any required regulatory, stockholder or other approvals; any statements of the plans and objectives of management for future operations, products or services, including the execution of integration plans relating to either the Two River Transaction or Country Transaction or both such transactions; any statements of expectation or belief; projections related to certain financial metrics; and any statements of assumptions underlying any of the foregoing. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “seek”, “plan”, “will”, “would”, “target,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions or negatives of these words. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time and are beyond our control. Forward-looking statements speak only as of the date they are made. Neither OceanFirst nor Two River nor CYHC assumes any duty and does not undertake to update any forward-looking statements. Because forward-looking statements are by their nature, to different degrees, uncertain and subject to assumptions, actual results or future events could differ, possibly materially, from those that OceanFirst, Two River or CYHC anticipated in its forward-looking statements, and future results could differ materially from historical performance. Factors that could cause or contribute to such differences include, but are not limited to, those included under Item 1A “Risk Factors” in OceanFirst’s Annual Report on Form 10-K, Item 1A “Risk Factors” in Two River’s Annual Report on Form 10-K and those disclosed in OceanFirst’s and Two River’s other periodic reports filed with the SEC, as well as the possibility that expected benefits of either the Two River Transaction or Country Transaction or both such transactions and the recently completed acquisition of Capital Bank of New Jersey by OceanFirst (the “Recent Acquisition”) may not materialize in the timeframe expected or at all, or may be more costly to achieve; that either the Two River Transaction or Country Transaction or both such transactions may not be timely completed, if at all; that prior to the completion of either of Two River Transaction or Country Transaction or both such transactions or thereafter, OceanFirst’s, Two River’s and CYHC’s respective businesses may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies related to either the Two River Transaction or Country Transaction or both such transactions or the Recent Acquisition; that, with respect to either the Two River Transaction or Country Transaction or both such transactions, required regulatory, stockholder or other approvals are not obtained or other customary closing conditions are not satisfied in a timely manner or at all; reputational risks and the reaction of the companies’ stockholders, customers, employees and other constituents to the Two River Transaction or Country Transaction or both such transactions, and diversion of management time as a result of matters related to either the Two River Transaction or Country Transaction or both such transactions. As they relate to the Two River Transaction, these risks, as well as other risks associated with both proposed transactions, will be more fully discussed in the prospectus of OceanFirst and proxy statement of Two River. As they relate to the Country Transaction, these risks, as well as other risks associated with both proposed transactions, will be more fully discussed in the prospectus of OceanFirst and proxy statement of the CYHC. These prospectuses, proxy statements and risk factors will be included in the registration statements on each Form S-4 that will be filed with the SEC in connection with each of the proposed transactions. The list of factors presented here, and the list of factors that will be presented in the registration statements on each Form S-4, is not, and should not be considered, a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. For any forward-looking statements made in this report or in any documents, OceanFirst, Two River and CYHC claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Annualized, pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results.

Additional Information about the Proposed Transactions

This report is being made in respect of the proposed transactions involving OceanFirst acquiring Two River and CYHC.

Two River Transaction

In connection with the proposed transaction with Two River, OceanFirst intends to file a registration statement on Form S-4 containing a prospectus of OceanFirst and proxy statement of Two River, and other documents regarding the Two River transaction with the SEC. Before making any voting or investment decision, the investors and shareholders of Two River are urged to carefully read the entire prospectus of OceanFirst and proxy statement of Two River when they become available and any other relevant documents filed by OceanFirst or

Two River with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about  OceanFirst and Two River and the proposed transaction. When available, copies of the prospectus of OceanFirst and proxy statement of Two River will be mailed to the shareholders of Two River. Two River investors and shareholders are also urged to carefully review and consider each of OceanFirst’s and Two River’s public filings with the SEC, including but not limited to their respective Annual Reports on Form 10-K, proxy statements, Current Reports on Form 8-K and Quarterly Reports on Form 10-Q. When available, copies of the prospectus of OceanFirst and the proxy statement of Two River also may be obtained free of charge at the SEC’s web site at http://www.sec.gov. You may also obtain these documents, free of charge, from OceanFirst by accessing OceanFirst’s website at https://oceanfirst.com/ under the tab “Investor Relations” and then under the heading “SEC Filings” or from Two River by accessing Two River’s website at https://www.tworiver.bank/ under the tab “Investor Relations” and then under the heading “SEC Filings.”

Country Transaction

In connection with the proposed transaction with CYHC, OceanFirst intends to file a registration statement on Form S-4 containing a prospectus of OceanFirst and proxy statement of CYHC and other documents regarding the Country Transaction with the SEC. Before making any voting or investment decision, the investors and shareholders of CYHC are urged to carefully read the entire prospectus of OceanFirst and proxy statement of CYHC when they become available and any other relevant documents filed by OceanFirst with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about OceanFirst and CYHC and the proposed transaction. When available, copies of the prospectus of OceanFirst and proxy statement of CYHC will be mailed to the shareholders of CYHC. CYHC investors and shareholders are also urged to carefully review and consider OceanFirst’s public filings with the SEC, including but not limited to its Annual Report on Form 10-K, proxy statement, Current Reports on Form 8-K and Quarterly Reports on Form 10-Q. When available, copies of the prospectus of OceanFirst and proxy statement of CYHC also may be obtained free of charge at the SEC’s web site at http://www.sec.gov. You may also obtain these documents, free of charge, from OceanFirst by accessing OceanFirst’s website at www.oceanfirstonline.com under the tab “Investor Relations” and then under the heading “SEC Filings.”

Participants in the Solicitation

OceanFirst, Two River and certain of their respective directors and executive officers, under the SEC’s rules, may be deemed to be participants in the solicitation of proxies of Two River’s shareholders in connection with the Two River transaction. Information about the directors and executive officers of OceanFirst and their ownership of OceanFirst common stock is set forth in the proxy statement for OceanFirst’s 2019 Annual Meeting of Stockholders, as filed with the SEC on Schedule 14A on April 26, 2019. Information about the directors and executive officers of Two River and their ownership of Two River’s common stock is set forth in the proxy statement for Two River’s 2019 Annual Meeting of Shareholders, as filed with the SEC on Schedule 14A on March 22, 2019. Additional information regarding the interests of those participants and other persons who may be deemed participants in the solicitation of proxies of Two River’s shareholders in connection with the Two River transaction may be obtained by reading the proxy statement of Two River and prospectus of OceanFirst regarding the Two River transaction when they become available. Once available, free copies of the proxy statement of Two River and prospectus of OceanFirst may be obtained as described on the previous page.

No Offer or Solicitation

This report is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

For more information, please contact:

OceanFirst Financial Corp., 110 West Front Street Red Bank, New Jersey 07701, Attn: Jill Hewitt

Two River Bancorp., 766 Shrewsbury Avenue, Tinton Falls, New Jersey, 07724, Attn: Richard Abrahamian

Country Bank Holding Company, Inc., 655 Third Avenue, New York, New York 10017, Attn: Joseph M. Murphy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANFIRST FINANCIAL CORP.

/s/ Michael J. Fitzpatrick
Name: Michael J. Fitzpatrick
Title: Executive Vice President and Chief Financial Officer

Dated: August 13, 2019